EXHIBIT 10.2

                               SECURITY AGREEMENT


Video Sentry Corporation whose address is 6365 Carlson Drive, Eden Prairie in the County of Hennepin, State of Minnesota (hereinafter called "Debtor" whether one or more) does hereby grant unto Robert D. Furst, Jr. (hereinafter called "Secured Party"), a security interest in the following described property (hereinafter called "Collateral"): (Check and complete where applicable)

     [X] (a) All inventory of Debtor now owned or hereafter acquired which is held for sale or lease or is held as raw-materials, work in process or materials used in connection with Debtor's business;

     [X] (b) All accounts of Debtor now existing or hereafter at any time acquired (and if specific amounts the same are listed on Schedule A hereto attached and made a part hereof);

     [X] (c) All contract rights of Debtor now existing or hereafter at any time arising;

     [X] (d)      Other: all other assets of Debtor

     [X] (e)      All proceeds and products of the foregoing,

to secure prompt payment to Secured Party at the address stated above of a note or notes dated May 24, 1996 executed by Debtor to Secured Party in the sum of $ Five Hundred Thousand Dollars ($500,000) with interest as provided therein, and any and all extensions and renewals thereof, and any and all future advance made by Secured Party to Debtor at Secured Party's option, together with all other liabilities of each Debtor to Secured Party (primarily, secondarily, direct, contingent, sole, joint, or several) due or to become due or which may be hereafter contracted or acquired and the performance by Debtor of all the terms and conditions of this Security Agreement (hereinafter referred to as "Obligations").

                  DEBTOR WARRANTS, REPRESENTS AND AGREES THAT:

         1. Debtor is the owner of the Collateral, or will be the owner of the Collateral to be acquired after the date hereof, free of all liens, encumbrances and security interests except the security interest hereby created, and has authority to execute this agreement. The accounts are genuine and enforceable, and there are no offsets, counterclaims, or defenses to any of them.

         2. Debtor's inventory, books, records, contract rights and other property above specified relating to the Collateral are or will be kept at the above address unless a different address is sown in the following space ______________________________ and Debtor will not without the prior written consent of Secured Party remove or permit the same to be removed from the location or locations set forth above.

         THIS AGREEMENT IS SUBJECT TO THE TERMS PRINTED ON THE REVERSE SIDE HEREOF, WHICH ARE MADE A PART HEREOF.

Dated    May 24, 1996

                                            VIDEO SENTRY CORPORATION

By       /s/ Andrew L. Benson               President
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By
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